SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934



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     AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
         (Name of Registrant as Specified in its Charter)


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December 3, 2008


Dear AEI Net Lease Income & Growth Fund XX Limited Partner:

      This letter, and the enclosed attachments, are being provided to request your vote on an important matter concerning the operation of your Fund XX. Through the consent form attached to the enclosed consent statement, we are asking you to vote for one of two courses of action:

     PROPOSAL #1. To continue Fund XX's operations for an additional 60 months, for the reasons explained herein. If Fund XX continues in operation, you will continue to receive quarterly distributions, but will not receive the capital from the liquidation of Fund XX and its properties, if that were to occur at this time.

     PROPOSAL  #2.  To  cause Fund XX to begin  selling  its
     properties  and  liquidate.  If  Fund  XX  begins   the
     liquidation process, you will begin to receive liquidating capital as the Fund's properties are sold, but your quarterly distributions from rents will diminish because there will be fewer properties generating rent for distribution.

      WE RECOMMEND A "YES" VOTE FOR PROPOSAL #1 - THE ALTERNATIVE TO CONTINUE THE OPERATIONS OF FUND XX FOR AN ADDITIONAL 60
MONTHS. You should read the consent statement carefully to understand what is being proposed, as well as the risks presented by the two alternatives outlined above.

      If you have any questions about this communication or information, please call AEI Client Services, toll free at 800-
328-3519.

                              Sincerely,


                              AEI FUND MANAGEMENT XX, INC.




              AEI NET LEASE INCOME & GROWTH FUND XX
                     1300 Wells Fargo Place
                       30 East 7th Street
                    St. Paul, Minnesota 55101


                        CONSENT STATEMENT


     We are sending this consent statement to all limited partners of AEI Net Lease Income & Growth Fund XX L.P. ("Fund XX") of record on November 1, 2008. We are soliciting your consent, through the enclosed consent form, to two alternative proposals for Fund XX:

          PROPOSAL #1. Amendments to the limited partnership agreement of Fund XX to allow it to continue in operation for an additional 60 months and to increase the price at which units may be repurchased under its unit repurchase plan; or

          PROPOSAL #2. In the alternative to Proposal #1, a proposal to commence the sale of Fund XX properties, followed by its liquidation.

     To vote for ONE of these alternatives, you must return a properly signed consent form that is received by AEI Fund Management XX, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101, on or before 5:00 P.M., Central Time, on Janury 8, 2009. PLEASE DO NOTE VOTE FOR BOTH
ALTERNATIVES: THEY ARE MUTUALLY EXCLUSIVE AND CANNOT BE PURSUED SIMULTANEOUSLY. WE ENCOURAGE YOU TO SIGN AND RETURN THE ENCLOSED CONSENT FORM - YOUR VOTE IS IMPORTANT.

      We are mailing this Consent Statement to you, as a limited partner of Fund XX, on or about December 3, 2008.



                        TABLE OF CONTENTS


                                                               Page

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE CONSENT         3
SOLICITATION
SUMMARY OF PROPOSALS                                              8

INTRODUCTION AND BACKGROUND                                       9
 Fund XX                                                          9
 Properties                                                       9
 Summary Financial Information                                   11
 Background of the Proposals                                     11
PROPOSAL #1 - TO CONTINUE OPERATIONS                             12

 Amendments to the Limited Partnership Agreement                 12

 Reasons for the Proposal to Continue Operations                 13

 Effects of the Proposal to Continue Operations                  13
 Conflicts of Interest With the Proposal to Continue             14
Operations
 Risks of the Proposal to Continue Operations                    14
PROPOSAL #2 - LIQUIDATION                                        16
 Reasons for the Liquidation Proposal                            16
 Effects of the Liquidation Proposal                             16
 Material Federal Income Tax Consequences                        17
 Risks of the Liquidation Proposal                               18
UNIT OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT               19
CONSENT PROCEDURES                                               19

Exhibit A-Amendment to Limited Partnership Agreement             21
(Continuation Proposal)
Exhibit B-Financial Statements at and for the years ended        23
December 31, 2007 and 2006 and at and for the nine months ended September 30, 2008 and 2007.

    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE CONSENT
                          SOLICITATION

BACKGROUND

Q:   WHAT ARE YOU ASKING?

A:   We are asking you to either:
          (1) vote to continue the operation of Fund XX for an additional 60 months; or
          (2) vote to begin selling Fund XX's properties and to liquidate Fund XX.
     DO NOT VOTE FOR BOTH PROPOSALS: THEY ARE MUTUALLY EXCLUSIVE.

Q:   WHY ARE YOU ASKING FOR MY VOTE AT THIS TIME?

A: When we formed Fund XX in 1993, we stated that we expected to liquidate Fund XX in 12 to 15 years. To liquidate Fund XX, or to amend the limited partnership agreement to have Fund XX continue in business, requires a vote of limited partners.

Q:   WHY AM I BEING PRESENTED WITH TWO ALTERNATIVE PROPOSALS?

A: Your General Partners believe that it is not the best real estate market in which to begin liquidation and, considering the low yields available from other investments, some Fund XX investors may wish to have the Fund continue in business with the expectation of continuing to receive on-going quarterly distributions.

     Your General Partners do not recommend liquidation at this time. We do not believe that sale of properties and liquidation of Fund XX is in the best interest of most of our limited partners. Consequently, we want to provide an alternative to those limited partners who would prefer that Fund XX continues to operate. We believe that:

        Fund XX is currently generating cash flow from its properties that is as favorable as, or better than, the yields from other investments. We believe that Fund XX remains an attractive business as an on-going concern.

        The current environment for sale of commercial properties is not as favorable as it may be when the current credit situation is behind us.

        Continuation of Fund XX's operations may allow additional capital gains to be generated from the sale of some properties and the reinvestment of proceeds in replacement properties prior to the final liquidation of Fund XX.

        Continuation of Fund XX's operations will allow limited partners to maintain their investment in income producing, net leased commercial properties without incurring brokerage or other up-front fees they could expect to incur if Fund XX is liquidated and they elect to re-invest their capital in similar investments.

     We cannot guarantee that these will be the consequences of voting to continue the operation of Fund XX. The continued operation of Fund XX will be subject to the same risks under which it has been operating, including cyclical changes in the real estate and credit markets, economic risks of tenants who lease Fund XX properties, and conflicts of interest faced by the General Partners in receiving fees and reimbursements.

Q:   MAY I VOTE FOR BOTH PROPOSALS?

A:   NO, you should not vote for both proposals.

     Proposal #1, if approved, will allow Fund XX to continue its operations, while Proposal #2 will require the sale of its properties and its liquidation. If neither proposal is approved, Fund XX will continue in operation without a specific time frame to liquidate and the enhanced repurchase plan contained in Proposal #1 will not go into effect.


     PROPOSAL #1 - TO CONTINUE OPERATIONS

Q:   WHAT WILL HAPPEN IF LIMITED PARTNERS APPROVE THE FIRST
     PROPOSAL: TO AMEND THE LIMITED PARTNERSHIP AGREEMENT TO
     CONTINUE THE OPERATION OF FUND XX?

A: If a majority of the limited partners approve the proposal to amend the limited partnership agreement, then:

        The General Partners will not commence the sale of all properties and liquidation of the Fund.

        The Fund will continue in operation for at least an additional 60 months;

        After 60 months, the General Partners will, again, solicit the vote of limited partners to continue or liquidate the Fund;

        The Fund will continue to operate as it has operated prior to the vote - owning commercial properties occupied by corporate tenants under net leases, distributing rental income generated by those properties, and periodically selling some properties to generate capital gains for distribution while reinvesting the remaining proceeds in replacement properties;

        The Fund will offer an enhanced repurchase plan under which
        (i) the repurchase price for units tendered will be equal to 90% of the net asset value per unit (rather than the current repurchase pricing formula which equates to approximately 42% of the net asset value per unit), and (ii) the opportunity to tender units for repurchase will be offered twice a year rather than once a year.

Q:   ARE THERE RISKS ASSOCIATED WITH THE PROPOSAL TO CONTINUE OPERATIONS?

A: If neither Proposal #1 nor #2 is approved, there will be no definite date on which the partnership will liquidate and the repurchase plan will remain at the current price level. Although we believe that Proposal #1 reduces some of the risks an indefinite continuation of Fund XX might present, if Proposal #1 is approved, distributions of cash from final sale of properties would be delayed until a subsequent liquidation proposal is approved. Further, if Proposal #1 is approved, the operations of Fund XX will continue to be subject to the risks of an investment holding real estate, including the following:

     Market and economic conditions may adversely affect the value of properties which Fund XX owns, or may purchase;

     Any defaults by tenants may reduce rental income or delay sale of Fund properties;

     There will continue to be no public market for your limited partnership units, and although Proposal #1 (to continue operations) includes changes to Fund XX's repurchase plan, you may not be able to dispose of your units through this plan, or otherwise, at the time you wish;

     If limited partners vote to continue the operation of Fund
     XX after 60 months, your ability to receive proceeds from the final sale of the Fund's properties may be further delayed;

     The General Partners receive reimbursements of expenses based on the capital value of the Fund and may not have the same interest as limited partners in approving Proposal #1.
     You should read the risk factors presented later in this consent statement to fully understand the risks involved.

Q:   DO THE GENERAL PARTNERS RECOMMEND THAT I VOTE FOR PROPOSAL #1?

A:   YES. AEI FUND MANAGEMENT XX, INC., THE MANAGING GENERAL
     PARTNER OF FUND XX, AND ROBERT P. JOHNSON, THE INDIVIDUAL
     GENERAL PARTNER OF FUND XX, BOTH RECOMMEND A VOTE IN FAVOR
     OF PROPOSAL #1.

     Nevertheless, the General Partners believe that a decision to vote for, or against, Proposal #1 depends upon the financial objectives of each limited partner. If a limited partner believes that he or she can generate a more favorable return from other investments of similar risk, or has an immediate need for cash, that limited partner may wish to vote for Proposal #2. For most limited partners, however, the General Partners believe that continued ownership of income-producing commercial, net leased real estate with leases that generate rental payments at the level generated by Fund XX remains a favorable investment that will be difficult to replace if the Fund is liquidated.

Q:   WHY DOES PROPOSAL #1 INCLUDE AN AMENDMENT TO THE LIMITED
     PARTNERSHIP AGREEMENT TO CHANGE THE REPURCHASE PLAN?

A: The change in the repurchase plan is intended to address potential liquidity constraints that may be concerns of some partners. Under the existing repurchase plan, as mandated by the limited partnership agreement, repurchases are made at a price equal to the adjusted capital contribution of a limited partner, reduced by all prior distributions of net cash flow. At September 30, 2008, this value was approximately $459 per unit, while we estimate the net asset value per unit on that date was approximately $1,097. We represented when Fund XX first sold units that we expected to commence liquidation of the Fund in 12 to 15 years. We believe that, if limited partners approve a change in this timetable, it is appropriate to provide a liquidity option through the repurchase plan that more closely approximates net asset value per unit. Accordingly, if Proposal #1 is approved, Fund XX will price the repurchase of units at 90% of the net asset value per unit at the time.

Q:   DO THE GENERAL PARTNERS, OR MANAGEMENT OF THE GENERAL
     PARTNERS, HAVE ANY INTEREST IN SEEING THESE AMENDMENTS
     APPROVED?

A: Yes, the General Partners are reimbursed for the expenses incurred in operating Fund XX, including expenses of administering the Fund properties. If the Fund is liquidated, these reimbursements would terminate. Although the reimbursements are at cost, they are calculated on the fully-loaded costs of the General Partners in providing the services and, therefore, include a portion of the salaries and other compensation expenses of the General Partners.

     Although the General Partners also share in distributions from Fund XX, we believe those distributions cannot exceed 1% of cash flow and 1% of sales proceeds. THEREFORE, WE BELIEVE THAT THE GENERAL PARTNERS ARE IN THE SAME POSITION AS LIMITED PARTNERS WITH RESPECT TO THESE DISTRIBUTIONS IN MAKING A DECISION TO CONTINUE OR LIQUIDATE FUND XX.

Q:   WILL THE PROPOSAL TO CONTINUE OPERATIONS HAVE ANY TAX
     CONSEQUENCES FOR ME?

A: We do not believe there should be any tax consequences resulting from the adoption of Proposal #1.


     PROPOSAL #2 - LIQUIDATION

Q:   IF THE GENERAL PARTNERS BELIEVE THAT CONTINUATION OF FUND XX
     IS IN MY BEST INTERESTS, WHY IS THE LIQUIDATION PROPOSAL
     ALSO BEING PRESENTED?

A: When we formed Fund XX in 1993, the offering documents indicated that it was our intention to sell the properties in 12 to 15 years, or when market conditions were most advantageous. Under Section 6.1 of the limited partnership agreement of Fund XX, we are required to obtain your consent, as limited partners, to the sale of all or substantially all of Fund XX's assets. Although we do not believe that current market conditions are particularly favorable, it is 15 years since the first admission of limited partners to Fund XX. Accordingly, we have determined to present our limited partners with the two proposals.

Q:   WHAT WILL HAPPEN IF LIMITED PARTNERS APPROVE THE SECOND
     PROPOSAL: TO HAVE FUND XX LIQUIDATED?

A: If limited partners approve the proposal to sell its properties and liquidate Fund XX, the General Partners will commence the orderly liquidation and sale of Fund XX's 15 real estate properties to independent buyers. We anticipate that all sales could be completed within 24 months following approval of the proposal. If Proposal #2 is approved, as the sales are completed, Fund XX would distribute the proceeds to you and other limited partners, less expenses, less the General Partners' interest in the proceeds, and less a reasonable reserve.

Q:   IF THE LIQUIDATION PROPOSAL IS APPROVED, HOW MUCH WILL I
     RECEIVE?

A: We will not know how much cash will be generated from the sale of the properties until the sales are completed-the value of the properties depends upon market conditions, and the amount that we will be able to distribute depends upon the terms of sale as well as expenses incurred to complete the sale. Based upon current market conditions and capitalization rates for similarly situated properties, and on their own internal analysis without independent appraisal, the General Partners estimate that the "liquidation value" of the assets of Fund XX is approximately $24,430,000 or approximately $1,097 per unit. We are assuming in making this estimate that the properties are sold in the normal course of business and without extraordinary expense (such as might be incurred if a tenant filed for protection under bankruptcy laws), that the properties continue to generate rental income during the sales period, and that the General Partners' interests are subtracted prior to calculating the liquidation value per unit. It is likely that the actual proceeds will vary from this estimate and that any variation may be material.

Q:   ARE THERE ANY NEGATIVE FACTORS THAT LIMITED PARTNERS SHOULD
     CONSIDER IN CONNECTION WITH THE LIQUIDATION PROPOSAL?

A:   The General Partners believe that:

        This is not the most opportune time to sell properties: the commercial real estate market is beginning to feel the effects of the economy and sales have become more difficult to complete; and

        It may be difficult for limited partners to redeploy sales proceeds-to locate other investments that generate a return on invested capital as high as the return being generated by Fund XX.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE LIQUIDATION?

A: The sale of the properties and distribution of the liquidation proceeds may generate both ordinary income and capital gain or loss to the limited partners for United States federal income tax purposes. Tax matters are very complicated. Your tax consequences may depend on your financial situation and whether you purchased your units in the original offering or the secondary market. Please consult your tax advisor to determine the tax consequences of the liquidation.

Q:   WHAT IF THE LIQUIDATION IS NOT APPROVED?

A: If the liquidation proposal is not approved by a majority of units held by limited partners, then Fund XX will continue to operate as a legal entity with its assets and liabilities. If neither the liquidation proposal nor the proposal to continue operations is approved, the repurchase plan will remain at the current, lower, valuation per unit level and the term of the partnership may continue until 2043.

     THE CONSENT SOLICITATION PROCESS

Q:   AM I REQUIRED TO VOTE ON EITHER PROPOSAL?

A: No. You are not required to vote. However, we cannot complete the liquidation, or amend the limited partnership to accommodate the enhanced repurchase plan that is a feature of Proposal #1 (to continue operations), without the approval of holders of at least a majority of the outstanding units entitled to vote.

Q:   How do I vote?

A: Please mark your VOTE, SIGN AND RETURN THE CONSENT FORM using the enclosed postage paid envelope. Your consent form must be received by 5:00 p.m., Central Time, on January 8, 2009 (unless this date and time is extended by Fund XX).

Q:   MAY I REVOKE MY CONSENT?

A: Yes. Limited partners may withdraw or revoke their consent at any time prior to the earlier of 5:00 p.m., Central Time, on January 8, 2009. To be effective, a written or facsimile revocation or withdrawal of the consent form must be received prior to such time and addressed to AEI Fund Management XX, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101 A notice of revocation or withdrawal must specify the limited partner's name and the number of units being withdrawn.

Q:   DO LIMITED PARTNERS HAVE APPRAISAL RIGHTS?

A: Under Minnesota law, limited partners are not entitled to appraisal rights with respect to the value of their units. There will not be any procedure by which a limited partner can seek an alternative valuation of his or her units, regardless of whether the limited partner does or does not consent to either proposal.


                      SUMMARY OF PROPOSALS

     The following summarizes the proposals being presented to limited partners of Fund XX. You should read this entire Consent
Statement to fully understand the proposals.

 PROPOSAL #1-TO CONTINUE OPERATIONS:

                     Effect:  If the proposal to
                     continue operations is approved, the limited partnership agreement of Fund XX will be amended to (a) set the year in which limited partners would again vote on continuing or liquidating Fund XX at 2013; (b) increase the repurchase price contained in the repurchase provisions to 90% of the net asset value per unit and cause the opportunity to tender units for repurchase to be offered twice, rather than once, per year. If the proposal to continue operations is approved, you will be asked to vote on these same two proposals again in 2013.

                     Vote Required:   Approval of the proposal to
                     continue operations requires the affirmative vote of holders of a majority, by interest, of the limited partners (excluding any units held by the General Partners for their own account).

PROPOSAL #2-LIQUIDATION:

                     Effect:   Approval of the
                     liquidation proposal is required in accordance with Section 6.1 of the limited partnership agreement prior to the sale of all of the assets of Fund XX. If the liquidation proposal is approved, the General Partners will commence the orderly sale of Fund XX's properties and winding up of its affairs, including distribution of proceeds to partners in accordance with the limited partnership agreement.

                     Vote Required:   Approval of the liquidation
                     proposal requires the affirmative vote of the Individual General Partner and holders of a majority, by interest, of the limited partners (excluding any units held by the General Partners for their own account).

SOLICITATION AND     This consent statement was prepared by, and
RECOMMENDATION:      consents are being solicited by and
                     on behalf of, AEI Fund Management XX, Inc., the Managing General Partner of Fund XX. THE
                     GENERAL PARTNERS RECOMMEND A VOTE FOR PROPOSAL #1.

INTEREST OF GENERAL  The General Partners have interests in the
PARTNERS:            proposal to continue operations and
                     the liquidation proposal that are different from the interests of limited partners because:

                    The General Partners receive reimbursements for the costs they incur and services they provide to Fund XX, including the compensation expense of their employees based on the hours of services performed. These reimbursements will terminate if the liquidation proposal is adopted and Fund XX is dissolved.

                    The General Partners are entitled to indemnification in instances defined in the limited partnership agreement

APPRAISAL RIGHTS:   If you disagree with either proposal, you
                    will not have appraisal rights, or any right to demand payment of the fair market value of your units of limited partnership interest in Fund XX.


                   INTRODUCTION AND BACKGROUND

FUND XX

     AEI Net Lease Income & Growth Fund XX Limited Partnership is a Minnesota limited partnership formed in 1993. It raised $24 million through a public offering of its units. These proceeds were used to purchase, for cash, commercial real estate leased under net leases. Fund XX initially purchased 14 properties with the net proceeds from the offering, including partial interests in some of these properties. The prospectus under which the units were originally offered indicated that properties would be sold from time to time and the cash proceeds invested in additional net leased properties.

     Although we have not commenced the sale of properties in final liquidation, we have, during the operation of Fund XX, sold several properties and reinvested the majority of the proceeds in replacement net leased properties. In all cases, we have distributed enough cash for limited partners to pay the taxes generated by any income or gain recognized by them on sale of the properties.

PROPERTIES

     As of September 30, 2008, Fund XX held interests in 15 net leased properties. It, also, held cash from two recent property sales totaling $2,152,460. All of the properties are subject to net leases, under which the tenant pays substantially all of the operating costs of the property. The tenants for all of the properties are current with their rental payments and all of the properties are fully occupied. The lease for one of property expires on November 30, 2008 and the tenant has advised us that they do not intend to renew it. Fund XX has retained a real estate broker to market the property for sale or lease.

     The following table sets forth the properties held by Fund XX as of September 30, 2008, the date each property was acquired, the ownership interest in the property, the acquisition cost, the date the base lease term expires, the annual rental amount, and the General Partners' estimate of the current value of the property:

                   Date    Ownership  Acquisition   Lease   Annual  Estimated
Property          Acquired  Interest%    Cost     Expiration Rent   Value(1)
HomeTown Buffet
 Albuquerque, NM   9/30/93   40.14   $  531,331    1/31/11  $48,162 $  481,600

Red Robin
 Colorado
 Springs, CO       2/24/94  100.00    2,229,190   12/31/17   325,000 4,391,900

Red Robin
 Colorado
Springs, CO       2/24/94   100.00    1,755,441   11/30/08   156,060 1,116,000

Applebee's
 McAllen, TX      12/8/94   100.00    1,320,104   12/31/14   224,994 2,647,000

Champps Americana
 Utica, MI        2/12/02    44.00    1,511,134    2/28/22   190,780 1,837,300

KinderCare
 Mayfield
 Heights, OH      6/14/02   100.00    1,407,058    6/30/17   146,985 2,070,200

Biaggi's
 Ristorante
 Italiano
 Ft. Wayne, IN     7/3/03    50.00    1,379,346    7/31/16   130,540 1,695,300

Johnny Carino's
 Alexandria, LA  11/13/03   100.00    2,144,748    11/30/20  206,950 2,463,700

Jared Jewelry
 Hanover, MD       2/9/04    50.00    1,989,105     1/31/22  168,551 2,478,700

Applebee's
 Sandusky, OH     4/30/04    45.00    1,276,943    10/31/23   97,254 1,430,200

Tractor Supply
 Company
 Mesquite, TX     3/10/06    50.00    1,231,624     8/14/13  100,344 1,356,000

Four micellaneous
 fractional
 property                     Less       33,818     Various    4,522    44,800
 interests        Various    than 2%

(1) Fund XX has not obtained appraisals of these properties. The General Partners have valued the properties based upon rental rates and prevailing capitalization rates which they believe are applicable. We cannot assure you that we could sell the properties at the estimated values set forth in the table.


SUMMARY FINANCIAL INFORMATION

     The following table provides operational data about Fund XX for the nine months ended September 30, 2008 and 2007 and for the years ended December 31, 2007 and 2006, on the basis of Fund XX continuing as a going concern:

                         Nine Months Ended             Year Ended
                            September 30               December 31
                         2008         2007         2007          2006

Rental income         $1,222,720   $1,256,170   $1,689,206     $1,620,066
Partnership              212,576      196,117      255,832        258,511
 Administration &
 Property Management
 Expenses
Depreciation             252,781      252,786      338,525        332,241
   Total Expenses        465,357      448,903      594,357        590,752
Operating Income         757,363      807,267    1,094,849      1,029,314
Other Income -
 Interest                 38,650       34,841       45,129         46,415
Income from Continuing
 Operations              796,013      842,108    1.139,978      1,075,729

Income from Discontinued
 Operations              829,788      194,971      252,179        363,653

Net Income             1,625,801    1,037,079    1,392,157      1,439,382

Net Income Allocated
 to Limited Partners   1,609,543    1,026,708    1,378,235      1,424,988

Net Income Per LP Unit     73.01       46.52         62.47          64.40

Distributions Per
 LP Unit                   69.22       59.68         78.73          86.18


     The following table provides data on the financial condition of Fund XX at September 30, 2008 and 2007, and December 31, 2007 and 2006:

                            September 30               December 31
                         2008          2007          2007          2006

Cash and Cash
 Equivalents         $ 2,874,062   $ 1,098,409   $ 1,102,753   $ 1,083,159
Investments in Real
 Estate, net          13,822,186    15,647,512    15,545,103    15,954,727


   Total Assets       16,696,248    16,745,921    16,647,856    17,037,886

Payable to Affiliate      40,022        41,966        67,148        84,418

Distributions Payable    404,901       413,773       413,767       413,582

  Total Liabilities      457,172       510,385       493,164       509,135
General Partners'
 Capital                  13,172        13,136        12,328        16,068
Limited Partners'
 Capital              16,225,904    16,222,400    16,142,364    16,512,683


BACKGROUND OF THE PROPOSALS

     Under Section 6.1 of the limited partnership agreement of Fund XX, we are required to obtain your consent, as limited partners, to the sale of all or substantially all of Fund XX's assets. Although the limited partnership agreement does not specify a date, prior to 2043, at which Fund XX must terminate, the prospectus under which units were initially sold indicated that it was our intention to sell the properties in 12 to 15 years, or when market conditions were most advantageous.

     Although we do not believe that current market conditions are particularly favorable, it is 15 years since the first admission of limited partners to Fund XX. Accordingly, we have determined to present to our limited partners two proposals: (1) a proposal to continue operating Fund XX for an additional 60 months, after which we will again solicit the consent of the limited partners with respect to liquidation, and (2) a proposal to cause Fund XX to begin selling its properties and liquidate.

   THE GENERAL PARTNERS RECOMMEND A VOTE "FOR" THE PROPOSAL TO
 CONTINUE THE OPERATIONS OF FUND XX FOR AN ADDITIONAL 60 MONTHS.


               PROPOSAL #1-TO CONTINUE OPERATIONS

AMENDMENTS TO THE LIMITED PARTNERSHIP AGREEMENT

     The proposal to continue the operations of Fund XX will be implemented, if approved by limited partners, through several amendments to the limited partnership agreement that are set forth in Exhibit A to this consent statement. These amendments will:

          1. Amend Article XI of the limited partnership agreement to add a new Section 11.3 that requires the General Partners to prepare a new consent or proxy statement before December 31, 2013, to solicit another vote of limited partners to either liquidate Fund XX, or extend its operation for an additional period of years;

          2. Amend Section 7.7 of the limited partnership agreement to provide that (1) the repurchase price for units purchased in the repurchase plan of Fund XX will be increased to 90% of the net asset value per unit, and (2) the Fund will offer to repurchase twice, rather than once, per year.

     Although we indicated in the prospectus under which the units were initially sold that we intended to liquidate Fund XX 12 to 15 years after it was formed, there currently is no contractual requirement in the limited partnership agreement of Fund XX to terminate its existence, or sell its properties and liquidate, prior to 2043. The addition of new Section 11.3 is intended to create an obligation to solicit the interest of limited partners in liquidating Fund XX at a definite point in time. This is intended both to eliminate conflicts that could cause the General Partners to delay liquidation of Fund XX and to give limited partners a time horizon for final liquidation. The amendment does not, however, require liquidation and if limited partners were to again vote to continue its operations, the operation of Fund XX, and the time at which limited partners would receive a final distribution of the value of its assets, would be further extended.

     We are also proposing amendment to the repurchase provisions of the limited partnership agreement contained in Section 7.7 so that limited partners who so desire to do so may present their units for repurchase at a price that more closely approximates what we believe is the unit fair value. Currently, Section 7.7 provides that units repurchased under Fund XX's repurchase plan will be repurchased at a price equal to the adjusted capital contributions of units, less 50% of all distributions of cash flow previously made. Adjusted capital contributions are equal to the initial capital contributions of limited partners as reduced for capital distributions to the extent not required to produce a 12% cumulative return. After reduction for such capital distributions, and for cash distributions, the repurchase price at September 30, 2008, the last repurchase date, was approximately $459 per unit. Nevertheless, the General Partners' estimate of the net asset value per unit, which the General Partners have computed without independent appraisal based upon the cash flow from rentals on the properties divided by a capitalization rate that they believe represents a market comparable capitalization rate for each property, was approximately $1,097 at September 30, 2008.

     As amended, Section 7.7 will provide that repurchases will be conducted at a price equal to 90% of the net asset value per unit. Net asset value per unit will be computed solely by the General Partners using valuation methods that they consider appropriate for such purposes. These valuation methods will, in most cases, consist of determining the rental capitalization rates that, based on their own research, the General Partners believe represent the capitalization rates being applied to the sale of properties in the same industry and markets. From this valuation for each property, the General Partners deduct estimated disposition costs and the General Partners' participation in proceeds from sale, and divide the result by the number of units outstanding.

     To further increase the utility of the repurchase plan in providing liquidity to limited partners, the amendments, if approved, will allow repurchases to occur twice each year. Although Section 7.7 currently provides that repurchase will occur on December 1 of each year for units tendered during the month of September, the amendments would provide that repurchases will occur as of March 31, and September 30 of each year for units tendered during January and July, respectively.

REASONS FOR THE PROPOSAL TO CONTINUE OPERATIONS

     The proposal to continue operations is being presented because:

     Fund XX is currently generating cash flow from rentals that the General Partners believe is more favorable to investors than available from other investments of a similar risk profile and remains an attractive business as an ongoing concern;

     The General Partners do not believe that the current environment for sale of commercial properties is the most favorable to the Fund;

     The continuation of Fund XX may allow additional capital gains to be generated from the sale of some properties and the reinvestment of proceeds in replacement properties prior to the final liquidation of Fund XX; and

     Continuation of Fund XX's operations will allow limited partners to continue to have their funds invested in income producing properties without the brokerage or other up-front fees that they would likely need to expend if their funds are redeployed in new investments of a similar nature.

     The current upheaval in residential real estate and credit markets, as well as the economy, has begun to effect the market for commercial real estate. The General Partners believe that timing sales to more closely match cyclical highs in these markets will generate higher overall gains and that forcing a liquidation of properties is not advantageous in times like these.

EFFECTS OF THE PROPOSAL TO CONTINUE OPERATIONS

     The proposal to continue operations will allow Fund XX to continue to operate for an additional 60 months in the same manner in which it has historically operated. Our operations will continue to be reported to you, and to regulatory authorities, in a manner consistent with historical financial results. Subject to the normal risks of operating Fund XX as summarized below, we anticipate that Fund XX will continue to make quarterly distributions of cash flow from rental income.

     If the proposal to continue operations is approved, we expect to actively engage in a search for replacement real properties in which Fund XX would invest the $2,152,460 of cash generated from the recent sale of two properties.

     The proposal to continue operations, if approved, will also move into the future the date that limited partners will receive proceeds from final sale of properties and liquidation of Fund
XX. Further, because repurchases of units under the repurchase provisions of the limited partnership agreement are funded with cash flow that might otherwise be available for distribution, increase of the price for repurchases, and expansion of the time periods for repurchases, may decrease the amount of cash available for distribution. HOWEVER, THE REPURCHASE OF UNITS DECREASES THE NUMBER OF UNITS OUTSTANDING AND INCREASES THE OWNERSHIP INTEREST OF EACH LIMITED PARTNER WHO REMAINS IN THE FUND.

     If the proposal to continue in operation is not approved, and the liquidation proposal is approved, Fund XX will commence the process of disposing of its properties. If neither Proposal #1 nor Proposal #2 is approved, we will continue to operate in the ordinary course of business.

CONFLICTS OF INTEREST WITH THE PROPOSAL TO CONTINUE OPERATIONS

     The General Partners are reimbursed for their expenses, including the salaries and compensation expense of employees, based upon the time those employees spend on the affairs of the programs they manage. To the extent the General Partners and their affiliates have more programs and more operations under management, the aggregate amount of such reimbursements is larger, and the salaries that are justifiable for their management may be higher. Accordingly the General Partners have an incentive to maintain funds and properties under management. Note, however, that reimbursements for operations is at cost and does not represent a profit center for the General Partners or their affiliates.

RISKS OF THE PROPOSAL TO CONTINUE OPERATIONS

     If the proposal to continue operations is approved, the business of Fund XX will continue to be subject to the risks associated with ownership of real property, and the illiquidity of investment in a limited partnership, including the following:

     LIMITED PARTNERS WILL HAVE NO RIGHT TO LIQUIDATION PROCEEDS UNTIL FUND XX IS LIQUIDATED, WHICH WILL BE DELAYED FOR AT LEAST FIVE YEARS. If the proposal to continue operation is approved, and although the ability to present units for repurchase will be enhanced, limited partners will not have a right to receive the proceeds from the final disposition of properties and liquidation of Fund XX for at least an additional five years.

     THERE WILL CONTINUE TO BE NO PUBLIC MARKET FOR THE UNITS AND SUBSTANTIAL RESTRICTIONS ON SALE OR DISPOSITION OF THE UNITS. To avoid being classified as a publicly traded limited partnership for tax purposes, the limited partnership agreement of Fund XX continues to place substantial restrictions on sale or transfer of units. There is no trading market for the units and the restrictions in the limited partnership agreement are designed to ensure that no public trading market develops. Accordingly, it will continue to be difficult to dispose of units if the proposal to continue operations is approved, or to receive full value for units when they are sold.

     IF LIMITED PARTNERS APPROVE THE PROPOSAL TO CONTINUE OPERATIONS, THE ABILITY OF LIMITED PARTNERS TO RECEIVE ALL OF THE VALUE OF THEIR INVESTMENT IN CASH MAY BE FURTHER DELAYED. The proposal requires that the General Partners again seek the consent of the limited partners to commence the liquidation of the fund in five years. The General Partners may again determine to solicit the consent of limited partners to continue Fund XX's operations at that time and, if continuation is again approved, further delay the final distribution of cash from sale of all of Fund XX's properties.

     ALTHOUGH THE PROPOSAL TO CONTINUE FUND XX'S OPERATION INCLUDES AN AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT TO INCREASE THE REPURCHASE PRICE AND THE AVAILABILITY OF THE PLAN, SUCH REPURCHASES WILL REDUCE THE AMOUNT OF CASH THEN AVAILABLE FOR DISTRIBUTIONS. Unit repurchases are funded with cash otherwise available for distribution to limited partners and to the extent the repurchase price is increased and more units are repurchased, cash available for distribution to remaining partners will be reduced. Although remaining partners will have a proportionately larger interest in Fund XX after such repurchases, if the General Partners over estimate the net asset value per unit for purposes of repurchases, or properties decline in value after repurchases, remaining limited partners may not obtain the benefit of such larger interest.

     THE OPERATIONS OF FUND XX WILL CONTINUE TO BE SUBJECT TO
THE RISKS OF REAL ESTATE INVESTMENT. If the proposal to continue operations is approved, the properties of Fund XX will be retained for investment and the principal proceeds from any sale of Fund XX's properties may not be distributed to partners during the following five years except to the extent necessary to pay income tax related to the taxable gain allocated to limited partners (assuming the highest marginal rates for federal income tax purposes). The net leased commercial properties of Fund XX will be subject to the same risks of performance as the properties originally acquired by Fund XX. The value of real estate is subject to a number of factors beyond the control of Fund XX, including national economic conditions, changes in interest rates, governmental rules and regulations and competition from other forms of financing. There has been a downturn in some real estate markets during the past 18 months that is beginning to effect the prices for commercial real estate. It is possible that this downturn will continue or deepen, depressing the value of the properties
Fund XX holds. In addition, the value of the properties is effected by the financial condition of the tenants. To the extent there is a general economic downturn, the restaurant industry or retail industry in which most of Fund XX's tenants operate, may be adversely effected, causing increased rates of default in rental payments or renegotiation of lease terms. To the extent Fund XX's lease rates decline in the future, or if there is an increased level of default, the value of real estate held by the Fund may decline.

     LIMITED PARTNERS WILL CONTINUE TO BE DEPENDENT UPON THE GENERAL PARTNERS FOR ALL DECISIONS RELATING TO OPERATION OF FUND
XX. If the proposal to continue operations is approved, limited partners will continue to be required to rely almost exclusively on the General Partners of Fund XX for successful operations. The General Partners have complete authority to make decisions regarding our day-to-day operations and the acquisition or disposition of properties, and there are no limitations that limited partners may enforce regarding the types of commercial, net leased properties that may be acquired. The General Partners may take actions with which limited partners disagree. Limited partners do not have any right to object to most management decisions unless the General Partners breach their duties. Limited partners are able to remove the General Partners only by majority vote of investors or in other limited instances.

     THE GENERAL PARTNERS MAY BENEFIT FROM THE PROPOSAL TO CONTINUE OPERATIONS IN WAYS THAT CREATE CONFLICTS OF INTEREST. The interests of the General Partners in proposing the proposal to continue operations may be different from your interests because the General Partners will continue to receive reimbursements from Fund XX if the proposal to continue operations is approved. The General Partners are reimbursed at cost, which includes a portion of the salaries of the General Partners' personnel and other overhead, for services the General Partners provide to Fund XX and the proposal to continue operations, if adopted, will allow those reimbursements to continue.

     LIMITED PARTNERS WILL NOT HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSAL TO CONTINUE OPERATIONS. You will not have appraisal or dissenters rights as a result of the proposal to continue operations. Accordingly, if you disagree with the proposal to continue operations you will not have the right to require Fund XX to pay out the value of your units. Instead, the proposal to continue operations will be effective with respect to you if approved by holders of a majority of the units. If you disagree, you will be required to find a different method of disposing of your units, such as through Fund XX's repurchase plan, or to hold your units until liquidation of Fund XX.


                     PROPOSAL #2-LIQUIDATION

REASONS FOR THE LIQUIDATION PROPOSAL

     If the liquidation proposal is approved, we will commence the final sale and liquidation of Fund XX's properties in accordance with the limited partnership agreement. Section 6.1 of the limited partnership agreement requires that we obtain the prior consent of holders of a majority of the outstanding units prior to liquidation or sale of substantially all of Fund XX's assets. Further, the prospectus under which units of limited partnership interest were initially sold indicated that it was our intent to commence the sale of properties and liquidation of Fund XX 12 to 15 years after its formation. The liquidation proposal is consistent with this timeframe.

EFFECTS OF THE LIQUIDATION PROPOSAL

     OPERATIONS. If partners approve the liquidation proposal, the General Partners will take action to commence the orderly disposition of Fund XX's properties. The General Partners will, from time to time, distribute the proceeds from sale of properties to the extent they believe, in their sole discretion, that such proceeds are not required to Fund XX's operations during liquidation, to pay its obligations, or to deal with contingent obligations. Once the properties are sold, the General Partners intend to wind up the affairs of Fund XX and distribute any net sales proceeds and remaining reserves to the limited and General Partners. Fund XX will then dissolve and all of its operations will cease. Under Section 12.1 of the limited partnership agreement of Fund XX, this dissolution does not require, and we will not ask you for, any additional vote.

     DISTRIBUTIONS. As set forth under the caption "Introduction and Background-Properties", the General Partners' estimate the current value of Fund XX's properties at approximately $22,012,700. Neither the General Partners nor Fund XX have obtained any independent appraisal or opinion regarding the value of the properties. The valuation described above is based on the rental rates generated by each property and the capitalization rates that the General Partners believe are applied in the markets where the properties are located.

     It is not possible for the General Partners to predict the timing of the sale of the properties. Assuming that (a) sale of properties can be completed over the next 24 months, (b) there are no adverse events, such as tenant defaults or bankruptcies, that adversely effect Fund XX's ability to sell properties or the value that can be obtained in such sales, (c) there are no increases or decreases in the value of the properties and they can be sold at the amounts estimated by the General Partners, and
(d) there are no other extraordinary partnership expenses, the General Partners estimate that approximately $24,430,000 of proceeds will be available for distribution from sale of properties and cash reserves in accordance with the liquidation proposal, $24,185,700 or $1,097 per unit of which would be available for distribution to limited partners. Because some of these assumptions will inevitably be inaccurate and the General Partners' estimates of value are not precise, the actual distribution amounts will vary from these estimates and the variation is likely to be material.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.

     The federal income tax discussion set forth below addresses the material federal income tax consequences of the liquidation of a partnership, but does not purport to deal with all aspects of federal income taxation that may be relevant to a particular limited partner in the light of such a limited partner's personal circumstances. The discussion is directed solely to limited partners who hold the units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and have acquired such units for investment and not as a dealer or for resale. This discussion may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, non-resident alien individuals, foreign entities, foreign trusts and estates and beneficiaries thereof, financial institutions, real estate investment trusts, regulated investment companies, tax exempt organizations, trusts or persons who acquired Partnership interests as compensation. This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis). Limited partners are urged to consult their own tax advisors as to the specific tax consequences to them of the liquidation of Fund XX, including the applicability and effect of federal, state, local and other tax laws.

     IN GENERAL. Fund XX, as a partnership for federal income tax purposes, is not subject to federal income tax; rather, each partner is required to take into account its distributive share of the Fund XX's income, gains, losses, deductions, credits and tax preference items in computing such limited partner's federal income tax liability for any taxable year, without regard to whether the limited partner has received any distribution from Fund XX.

     For federal income tax purposes, the liquidation proposal consists of two separate components: (1) the sale by Fund XX of its assets; and (2) the distribution of cash to each limited partner in liquidation (a "liquidating distribution") of such limited partner's interest in Fund XX. Each of these is separately discussed below

          SALE OF FUND XX'S ASSETS. For federal income tax purposes, each limited partner will be required to include in its income its allocable share of the gain or loss realized by Fund XX upon the sale of Fund XX's assets pursuant to the liquidation proposal. Gain will result primarily from the sale of a property, including both the real property and any improvements. Gain which falls within the definition of "depreciation recapture" will be treated as ordinary income for tax purposes. Other gain, as well as other items of partnership gain or loss, will be capital or ordinary gain or loss, depending upon the nature of the asset in the hands of Fund XX.

          DISTRIBUTION TO THE LIMITED PARTNERS. A limited partner will recognize gain to the extent the amount of the liquidating distribution received by the limited partner exceeds the limited partner's tax basis for its units. Any such gain will be capital gain. Because a limited partner's tax basis for its units will be increased by both the limited partner's allocable share of any gain realized on the sale of Fund XX's assets, and by the amount of the limited partner's allocable share of income from normal partnership operations for the year of the liquidation, a limited partner will not realize any gain by reason of the distribution of such gain and operating income pursuant to the liquidation. Nevertheless, a limited partner's allocable share of Fund XX cash may exceed its basis for its units, and thereby cause the limited partner to recognize gain.

          A limited partner will recognize a capital loss to the extent the amount of the liquidating distribution received by the limited partner is less than the limited partner's tax basis for its units, as such basis is adjusted to reflect any gain or loss realized by Fund XX on the sale of its assets.


     PASSIVE ACTIVITY RULES. Limited partners that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. A limited partner's allocable share of partnership income, gain or loss from the sale of Fund XX's assets is generally treated as derived from a passive activity that may be used only to offset loss, income or gain from a limited partner's other passive activity investments. However, because the liquidating distribution is a fully taxable transaction, Section 469 of the Code generally allows any suspended passive activity losses of the limited partner with respect to its investment in the partnership to be used to reduce other income of the limited partner.

RISKS OF THE LIQUIDATION PROPOSAL

     THE GENERAL PARTNERS MAY NOT BE ABLE TO DISPOSE OF PROPERTIES AT THE VALUES THEY HAVE ESTIMATED. The value of the properties has been estimated by the General Partners based on rental rates and market capitalization rates. The rate at which such rental is capitalized is largely dependent upon prevailing interest rates in the markets where the properties are located. To the extent prevailing interest rates increase, the value of the properties calculated using these methods would decline. Further, the value of properties is dependent upon the financial strength of the tenants. The current economic downturn has effected the value of real properties, and may effect the financial strength of the tenants occupying the properties owned by Fund XX. Recently, several national restaurant chains have filed for protection under federal bankruptcy laws because the economy has caused a general decline in the restaurant business. If these trends effect Fund XX's tenants, Fund XX may experience an increased level of defaults in rental payment, or a general decrease in the willingness of purchasers to acquire its properties because of the increased risk involved.

     THE RAPID DISPOSITION OF PROPERTIES IN A DECLINING ECONOMY MAY CAUSE FUND XX TO FAIL TO REALIZE THE FULL VALUE OF ITS PROPERTIES. If the liquidation proposal is approved, the General Partners will attempt to dispose of Fund XX's properties during the next two years. Currently the economy, and the market for the goods and services of Fund XX's tenants, is depressed and may become further depressed during this period. The disposition of properties during such periods is likely to generate less value to Fund XX and its limited partners, particularly if sales must be conducted rapidly.

     IF TENANTS DEFAULT ON RENTAL PAYMENTS, OR FILE FOR PROTECTION UNDER BANKRUPTCY LAWS, THE VALUE OF PROPERTIES WILL BE FURTHER DEPRESSED, AND THE FINAL DISPOSITION OF THOSE PROPERTIES MAY BE DELAYED. If a tenant were to default in paying its rental obligations, or abandon a property, prior to its sale by Fund XX, the value of the property would be adversely effected and Fund XX might have difficulty selling the property, and the sale might be delayed until an alternative tenant can be located. If a tenant filed for protection under applicable bankruptcy laws, the tenant (if a debtor in possession) or the bankruptcy trustee would have a period of time to assume or reject the lease, and Fund XX may be delayed in its disposition of the property and therefore final liquidation of the partnership.

     LIMITED PARTNERS WILL BE REQUIRED TO PAY TAX ON THE GAIN
FUND XX REALIZES ON SALE OF PROPERTIES AND A PORTION OF THE GAIN
MAY BE TAXED AS ORDINARY INCOME.


       UNIT OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information about the number of limited partnership units owned by each person known to us to beneficially own 5% or more of the units, by AEI Fund Management XX, Inc. (Fund XX's Managing General Partner), by Robert P. Johnson (Fund XX's Individual General Partner) and by each officer or director of the Managing General Partner as of September 30, 2008:

 NAME AND ADDRESS              NUMBER OF                PERCENT
OF BENEFICIAL OWNER            UNITS HELD               OF CLASS

AEI Fund Management XX, Inc.        0                      0%
1300 Wells Fargo Place
30 East 7th Street
St. Paul, MN 55101

Robert P.Johnson                   28                      *
1300 Wells Fargo Place
30 East 7th Street
St. Paul, MN 55101

Patrick W. Keene                    0                      0%
1300 Wells Fargo Place
30 East 7th Street
St. Paul, MN 55101

*Less than 1%

     The persons set forth in the preceding table hold sole voting power and power of disposition with respect to all of the limited partnership units set forth opposite their names. To the best of our knowledge, there is no beneficial owner holding five percent or more of the units.

                       CONSENT PROCEDURES

     Your vote is important. Each limited partner is urged to mark, date and sign the enclosed consent form and return it in the enclosed postage prepaid envelope. If you require assistance completing the consent form, please call AEI Client Services, toll free at 800-328-3519.

TIMING OF THE CONSENT SOLICITATION

     We have fixed the close of business on November 1, 2008 as the record date for the determination of the limited partners entitled to vote on the proposal to continue operations or the liquidation proposal; the close of business on January 8, 2009 as the date by which Consent Forms must be received by us in order to be counted; and Janaury 9, 2009 as the date on which the consents will be counted. You may revoke your consent at any time prior to Janaury 9, 2009, provided we receive written revocation prior to that date.

     To vote for one of these proposals, you must return a properly signed consent form that is received by AEI Fund Management XX, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101, on or before 5:00 P.M., Central Time, on January 8, 2009. The votes will be tabulated by the General Partners.

RECORD DATE AND VOTES REQUIRED FOR APPROVAL

     Only holders of record of units of limited partnership interest as of November 1, 2008, the record date, will be entitled to vote on the proposal to continue operations or liquidation proposal. Voting by the limited partners on the proposal to continue operations and the liquidation proposal is based upon the number of units held. As of November 1, 2008, there were 22,045 units outstanding, 28 of which were held by the General Partners. Each unit is entitled to one vote. Fractions of units will be included in the total.

     Pursuant to the limited partnership agreement of Fund XX, in order for the proposal to continue operations or the liquidation proposal to be approved, a majority of the units (excluding any units held by the General Partners) must be voted in favor of the proposal. Accordingly, 11,008.6 units must be voted FOR the proposal to continue operations or the liquidation proposal for the respective proposal to be approved. Because an abstention would not be counted as a vote for a proposal, it would have the effect of a vote against the proposal. WE RECOMMEND A VOTE "FOR" THE PROPOSAL TO CONTINUE OPERATIONS.

PROCEDURES FOR VOTING

      Accompanying this Consent Statement is a Consent Form for each limited partner. By checking the appropriate box ON THE CONSENT FORM, you can indicate whether you vote FOR or AGAINST or ABSTAIN as to the proposal to continue operations or the liquidation proposal. PLEASE DO NOTE VOTE FOR BOTH ALTERNATIVES AT THE SAME TIME: THEY ARE INCONSISTENT AND CANNOT BE PURSUED SIMULTANEOUSLY. IF YOU RETURN YOUR CONSENT FORM SIGNED WITHOUT CHECKING ANY BOX, YOU WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL TO CONTINUE OPERATIONS AND AGAINST THE LIQUIDATION PROPOSAL.

      Limited partners who vote against, or abstain, do not have appraisal or similar rights under Minnesota law.

COSTS OF SOLICITATION

     The cost of solicitation of consents of the limited partners will be borne by Fund XX. The solicitations will be made by the mails.. Our staff will be available by telephone at 800-328-3519 to answer any questions concerning this Consent.

MAILING

      This Consent Statement was first mailed to limited partners on or about December 3, 2008.

                               BY ORDER OF THE BOARD OF DIRECTORS
                               OF   AEI  FUND MANAGEMENT XX, INC.



                               Robert P. Johnson, President




                                                        EXHIBIT A

           AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                     (CONTINUATION PROPOSAL)


     We are proposing the following amendments to the Limited
Partnership Agreement of AEI Net Lease Income & Growth Fund XX
Limited Partnership as heretofore amended (the "Agreement"):

1. Article XI of the Agreement shall be amended to add an additional Section 11.3 which shall read, in its entirety, as follows:

     11.3 LIQUIDATION PROPOSAL.

          (a) The Managing General Partner shall, on or before December 31, 2013, prepare, and if required file with the Securities and Exchange Commission, a proxy or consent statement pursuant to which it shall solicit the consent of Limited Partners to vote with respect to a proposal to commence the sale of all of the Properties and the dissolution and liquidation of the Partnership in accordance with Article XXII. The Managing General Partner shall distribute and commence the solicitation of such consents or proxies promptly after the same may be conducted in accordance with applicable laws.

          (b) Notwithstanding Section 11.3(a), the Managing General Partner shall not be required to recommend such sale, dissolution and liquidation, and may present in addition to such proposal and as an alternative to the same, a proposal to extend the time period during which the Partnership shall continue to operate, provided that the Managing General Partner commits to again submit a proposal consistent with Section 11.3(a) by the end of the calendar year in which the fifth anniversary of the date on which the vote on such proposal occurs.

2.   Section 7.7 of the Agreement is hereby amended as set forth
(and shown with corrections) below:

   7.7    RIGHT TO PRESENT UNITS FOR PURCHASE.

          (a)  (Beginning in calendar year 1994,) Each
   Limited Partner shall have the right, subject to the provisions of this Section 7.7, to present his OR HER
   Units to the Partnership for purchase by submitting to the Managing General Partner notice on a form supplied by the Partnership specifying the number of Units he OR
   SHE wishes repurchased. Such notice must be postmarked after (September )January 1 but before (October)
   February 1, OR AFTER JULY 1 BUT BEFORE AUGUST 1 of each year (THE "PRESENTMENT PERIODS"). On (December 1) MARCH
   31 AND SEPTEMBER 30 of each year (HEREAFTER, A
   "REPURCHASE DATE"), the Managing General Partner shall cause the Partnership to purchase the Units of Limited
   Partners who have tendered their Units to the Partnership. The purchase price shall be equal to 90% OF
   THE NET VALUE PER UNIT (AS DEFINED IN SECTION 7.7(D)) AS
   OF THE PRECEDING DECEMBER 31 (IN THE CASE OF REPURCHASES
   AS OF MARCH 31) OR JUNE 30 (IN THE CASE OF REPURCHASES
   AS OF SEPTEMBER 30) (SUCH DATES BEING HEREAFTER REFERRED
   TO AS A "DETERMINATION DATE"). THE REPURCHASE PRICE
   SHALL, HOWEVER, BE ADJUSTED TO SUBTRACT ANY
   DISTRIBUTIONS TO THE TENDERING LIMITED PARTNER AFTER THE
   DETERMINATION DATE AND PRIOR TO THE REPURCHASE DATE. THE
   MANAGING GENERAL PARTNER SHALL PUBLISH THE REPURCHASE
   PRICE OFFERED FOR UNITS BASED ON ITS DETERMINATION OF
   THE NET VALUE PER UNIT AS SOON AS POSSIBLE AFTER EACH
   DETERMINATION DATE. (the tendering Limited Partner's
   Adjusted Capital Contribution on October 1 of the year of purchase multiplied by seventy-five percent (75%) for purchases in calendar year 1994 and ninety percent (90%) for purchases in calendar year 1995. For purchases in 1996 and in each year thereafter, the purchase price shall be equal to one hundred percent (100%) of the tendering Limited Partner's Adjusted Capital
   Contribution on October 1, less fifty percent (50%) of all Net Cash Flow previously distributed to such Limited
   Partner throughout the term of the Partnership.)

          (b) The Partnership will not be obligated to purchase in any year any number of Units such that such Units, when aggregated with all other transfers of Units that have occurred since the beginning of the same calendar year (excluding Permitted Transfers) would exceed five percent (5%) of the total number of Units outstanding on January 1 of such year. In the event requests for purchase of Units received in any given year exceed the five percent (5%) limitation, the Units to be purchased will be determined based on the postmark date of the written notice of Limited Partners tendering Units. Any Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Partner retenders his Units. In no event shall the Partnership be obligated to purchase Units if, in the sole discretion of the Managing General Partner, such purchase would impair the capital or operation of the Partnership nor shall the Partnership purchase any Units in violation of applicable legal requirements.

          (c)  For purposes of all calculations pursuant to
   Article V of this agreement, any Net Cash Flow or Net
   Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Partners pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

   FOR PURPOSES OF THIS SECTION 7.7, "NET VALUE PER UNIT
   SHALL MEAN THE AGGREGATE VALUE OF THE PARTNERSHIP'S
   ASSETS LESS THE PARTNERSHIP'S LIABILITIES, AND LESS THE
   VALUE ATTRIBUTABLE TO THE INTEREST OF THE GENERAL
   PARTNERS, DIVIDED BY THE NUMBER OF UNITS OUTSTANDING.
   SUCH AGGREGATE VALUE SHALL BE AS DETERMINED BY THE
   MANAGING GENERAL PARTNER, AFTER TAKING INTO ACCOUNT (I)
   THE VALUE OF THE PARTNERSHIP'S PROPERTIES BASED ON THE
   APPLICATION OF RENTAL CAPITALIZATION RATES FOR SIMILARLY
   SITUATED PROPERTIES, BASED ON PENDING OR PROPOSED
   TRANSACTIONS RELATING TO THE PROPERTIES, OR BASED ON
   SUCH OTHER METHODS AS THE MANAGING GENERAL PARTNER DEEMS
   REASONABLE, (II) THE PRICE AT WHICH UNITS OF THE COMPANY
   HAVE LAST BEEN PURCHASED, AND (III) SUCH OTHER FACTORS
   AS THE MANAGING GENERAL PARTNER DEEMS RELEVANT.

                                                    EXHIBIT B


    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP

                  INDEX TO FINANCIAL STATEMENTS



                                                               Page

 Report of Independent Registered Public Accounting Firm        24

 Balance Sheet as of December 31, 2007 and 2006                 25

  Statements for the Years Ended December 31, 2007 and 2006:

    Income                                                      26

    Cash Flows                                                  27

    Changes in Partners' Capital                                28

 Notes to Financial Statements at December 31, 2007          29-39


 Balance Sheet as of September 30, 2008 and December 31, 2007   40

  Statements for the for the Periods ended September 30, 2008 and 2007:

    Income                                                      41

    Cash Flows                                                  42

    Changes in Partners' Capital                                43

 Notes to Financial Statements at September 30, 2008         44-46




     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Partners:
AEI Net Lease Income & Growth Fund XX Limited Partnership
St. Paul, Minnesota



      We have audited the accompanying balance sheet of AEI Net Lease Income & Growth Fund XX Limited Partnership (a Minnesota limited partnership) as of December 31, 2007 and 2006, and the related statements of income, cash flows and changes in partners' capital for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AEI Net Lease Income & Growth Fund XX Limited Partnership as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


                          BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
                          BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
                                Certified Public Accountants



Minneapolis, Minnesota
March 24, 2008

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                          BALANCE SHEET
                           DECEMBER 31

                             ASSETS

                                                   2007          2006

CURRENT ASSETS:
  Cash and Cash Equivalents                    $ 1,102,753    $ 1,083,159

INVESTMENTS IN REAL ESTATE:
  Land                                           5,130,957      6,367,762
  Buildings and Equipment                        9,992,550     12,081,070
  Accumulated Depreciation                      (2,280,410)    (2,494,105)
                                                -----------    -----------
                                                12,843,097     15,954,727
  Real Estate Held for Sale                      2,702,006              0
                                                -----------    -----------
      Net Investments in Real Estate            15,545,103     15,954,727
                                                -----------    -----------
           Total  Assets                       $16,647,856    $17,037,886
                                                ===========    ===========

                     LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Payable to AEI Fund Management, Inc.         $    67,148    $    84,418
  Distributions Payable                            413,767        413,582
  Unearned Rent                                     12,249         11,135
                                                -----------    -----------
      Total Current Liabilities                    493,164        509,135
                                                -----------    -----------
PARTNERS' CAPITAL:
  General Partners                                  12,328         16,068
  Limited Partners, $1,000 per Unit;
   24,000 Units authorized and issued;
   22,045 and 22,068 Units outstanding in
   2007 and 2006, respectively                  16,142,364     16,512,683
                                                -----------    -----------
      Total Partners' Capital                   16,154,692     16,528,751
                                                -----------    -----------
       Total Liabilities and Partners' Capital $16,647,856    $17,037,886
                                                ===========    ===========


 The accompanying Notes to Financial Statements are an integral part of this statement.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                       STATEMENT OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31


                                                     2007          2006

RENTAL INCOME                                    $ 1,689,206    $ 1,620,066

EXPENSES:
  Partnership Administration - Affiliates            219,885        229,040
  Partnership Administration and Property
     Management - Unrelated Parties                   35,947         29,471
  Depreciation                                       338,525        332,241
                                                  -----------    -----------
      Total Expenses                                 594,357        590,752
                                                  -----------    -----------

OPERATING INCOME                                   1,094,849      1,029,314

OTHER INCOME:
  Interest Income                                     45,129         46,415
                                                  -----------    -----------

INCOME FROM CONTINUING OPERATIONS                  1,139,978      1,075,729

Income from Discontinued Operations                  252,179        363,653
                                                  -----------    -----------
NET  INCOME                                      $ 1,392,157    $ 1,439,382
                                                  ===========    ===========
NET INCOME ALLOCATED:
  General Partners                               $    13,922    $    14,394
  Limited Partners                                 1,378,235      1,424,988
                                                  -----------    -----------
                                                 $ 1,392,157    $ 1,439,382
                                                  ===========    ===========
INCOME PER LIMITED PARTNERSHIP UNIT:
  Continuing Operations                          $     51.15    $     48.13
  Discontinued Operations                              11.32          16.27
                                                  -----------    -----------
       Total                                     $     62.47    $     64.40
                                                  ===========    ===========
Weighted Average Units Outstanding                    22,062         22,128
                                                  ===========    ===========


 The accompanying Notes to Financial Statements are an integral part of this statement.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                     STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31


                                                    2007           2006

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net  Income                                   $ 1,392,157    $ 1,439,382

  Adjustments To Reconcile Net Income
  To Net Cash Provided By Operating Activities:
     Depreciation                                   409,624        403,340
     Gain on Sale of Real Estate                          0       (109,143)
     Increase (Decrease) in Payable to
        AEI Fund Management, Inc.                   (17,270)        15,010
     Increase (Decrease) in Unearned Rent             1,114        (16,378)
                                                 -----------    -----------
       Total Adjustments                            393,468        292,829
                                                 -----------    -----------
       Net Cash Provided By
           Operating Activities                   1,785,625      1,732,211
                                                 -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investments in Real Estate                              0     (1,231,624)
  Proceeds From Sale of Real Estate                       0        578,025
                                                 -----------    -----------
       Net Cash Used For
           Investing Activities                           0       (653,599)
                                                 -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (Decrease) in Distributions Payable         185            (41)
   Distributions to Partners                     (1,754,537)    (1,926,253)
   Redemption Payments                              (11,679)       (44,677)
                                                 -----------    -----------
       Net Cash Used For
        Financing Activities                     (1,766,031)    (1,970,971)
                                                 -----------    -----------
NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                              19,594       (892,359)

CASH AND CASH EQUIVALENTS, beginning of period    1,083,159      1,975,518
                                                 -----------    -----------
CASH AND CASH EQUIVALENTS, end of period        $ 1,102,753    $ 1,083,159
                                                 ===========    ===========

 The accompanying Notes to Financial Statements are an integral part of this statement.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
            STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31


                                                                  Limited
                                                                Partnership
                             General     Limited                   Units
                             Partners    Partners      Total    Outstanding


BALANCE, December 31, 2005  $ 21,383  $17,038,916   $17,060,299   22,147.74

   Distributions             (19,262)  (1,906,991)   (1,926,253)

  Redemption Payments           (447)     (44,230)      (44,677)     (80.00)

  Net Income                  14,394    1,424,988     1,439,382
                             --------  -----------   -----------  ----------
BALANCE, December 31, 2006    16,068   16,512,683    16,528,751   22,067.74

   Distributions             (17,545)  (1,736,992)   (1,754,537)

  Redemption Payments           (117)     (11,562)      (11,679)     (22.70)

  Net Income                  13,922    1,378,235     1,392,157
                             --------  -----------   -----------  ----------
BALANCE, December 31, 2007  $ 12,328  $16,142,364   $16,154,692   22,045.04
                             ========  ===========   ===========  ==========

 The accompanying Notes to Financial Statements are an integral part of this statement.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(1)  ORGANIZATION -

     AEI Net Lease Income & Growth Fund XX Limited Partnership (Partnership) was formed to acquire and lease commercial properties to operating tenants. The Partnership's operations are managed by AEI Fund Management XX, Inc.
     (AFM), the Managing General Partner. Robert P. Johnson, the President and sole director of AFM, serves as the Individual General Partner. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson is the majority shareholder. AEI Fund Management, Inc. (AEI), an affiliate of AFM, performs the administrative and operating functions for the Partnership.
     The terms of the Partnership offering called for a subscription price of $1,000 per Limited Partnership Unit, payable on acceptance of the offer. The Partnership commenced operations on June 30, 1993 when minimum subscriptions of 1,500 Limited Partnership Units ($1,500,000) were accepted. On January 19, 1995, the offering terminated when the maximum subscription limit of 24,000 Limited Partnership Units was reached. Under the terms of the Limited Partnership Agreement, the Limited Partners and General Partners contributed funds of $24,000,000 and $1,000, respectively.
     During operations, any Net Cash Flow, as defined, which the General Partners determine to distribute will be distributed 90% to the Limited Partners and 10% to the General Partners; provided, however, that such distributions to the General Partners will be subordinated to the Limited Partners first receiving an annual, noncumulative distribution of Net Cash Flow equal to 10% of their Adjusted Capital Contribution, as defined, and, provided further, that in no event will the General Partners receive less than 1% of such Net Cash Flow per annum. Distributions to Limited Partners will be made pro rata by Units.
     Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the General Partners determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Partners and 1% to the General Partners until the
     Limited Partners receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 12% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Partners and 10% to the General Partners. Distributions to the Limited Partners will be made pro rata by Units.
     For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated first in the same ratio in which, and to the extent, Net Cash Flow is distributed to the Partners for such year. Any additional profits will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed. Net losses from operations will be allocated 99% to the Limited Partners and 1% to the General Partners.


    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(1)  ORGANIZATION - (Continued)

     For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Partnership Agreement as follows: (i) first, to those partners with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Partners and 1% to the General Partners until the aggregate balance in the Limited Partners' capital accounts equals the sum of the Limited Partners' Adjusted Capital Contributions plus an amount equal to 12% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Partners and 10% to the General Partners. Losses will be allocated 98% to the Limited Partners and 2% to the General Partners.
     The General Partners are not required to currently fund a deficit capital balance. Upon liquidation of the Partnership or withdrawal by a General Partner, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1% of total Limited Partners' and General Partners' capital contributions.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -

     Financial Statement Presentation

       The accounts of the Partnership are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.

     Accounting Estimates

       Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
       The Partnership regularly assesses whether market events and conditions indicate that it is reasonably possible to recover the carrying amounts of its investments in real estate from future operations and sales. A change in those market events and conditions could have a material effect on the carrying amount of its real estate.

     Cash Concentrations of Credit Risk

       The Partnership's cash is deposited primarily in one financial institution and at times during the year it may exceed FDIC insurance limits.

     Statement of Cash Flows

       For purposes of reporting cash flows, cash and cash equivalents may include cash in checking, cash invested in money market accounts, certificates of deposit, federal agency notes and commercial paper with a term of three months or less.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

     Receivables

       Credit terms are extended to tenants in the normal course of business. The Partnership performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral.

       Receivables are recorded at their estimated net realizable value. The Partnership follows a policy of providing an allowance for doubtful accounts; however, based on historical experience, and its evaluation of the current status of receivables, the Partnership is of the belief that such accounts will be collectible in all material respects and thus an allowance is not necessary. Accounts are considered past due if payment is not made on a timely basis in accordance with the Partnership's credit terms. Receivables considered uncollectible are written off.

     Income Taxes

       The income or loss of the Partnership for federal income tax reporting purposes is includable in the income tax returns of the partners. In general, no recognition has been given to income taxes in the accompanying financial statements.

       The tax return and the amount of distributable Partnership income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes to distributable Partnership income or loss, the taxable income of the partners would be adjusted accordingly.

     Real Estate

       The Partnership's real estate is leased under triple net leases, classified as operating leases. The leases provide for base annual rental payments payable in monthly installments. The Partnership recognizes rental revenue according to the terms of the individual leases. For leases which contain stated rental increases, the increases are recognized in the year in which they are effective. Contingent rental payments are recognized when the contingencies on which the payments are based are satisfied and the rental payments become due under the terms of the leases.

       The Partnership purchases properties and records them at cost. The Partnership compares the carrying amount of its properties to the estimated probability-weighted future cash flows expected to result from the property and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the property, the Partnership recognizes an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property.

       The  Partnership  has capitalized as Investments  in  Real
       Estate   certain   costs  incurred  in  the   review   and
       acquisition of the properties. The costs were allocated to the land, buildings and equipment.


    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

       The   buildings  and  equipment  of  the  Partnership  are
       depreciated  using the straight-line method for  financial reporting purposes based on estimated useful lives  of  30 years and 10 years, respectively.

       In  accordance  with  Statement  of  Financial  Accounting
       Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, upon complete disposal of a property or classification of a property as Real Estate Held for Sale, the Partnership includes the operating results and sale of the property in discontinued operations. In addition, the Partnership reclassifies the prior periods' operating results of the property to discontinued operations.

       The Partnership accounts for properties owned as tenants-in-common with affiliated Partnerships and/or unrelated third parties using the proportionate consolidation method. Each tenant-in-common owns a separate, undivided interest in the properties. Any tenant-in-common that holds more than a 50% interest does not control decisions over the other tenant-in-common interests. The financial statements reflect only this Partnership's percentage share of the properties' land, building and equipment, liabilities, revenues and expenses.

       The Partnership's properties are subject to environmental laws and regulations adopted by various governmental entities in the jurisdiction in which the properties are located. These laws could require the Partnership to investigate and remediate the effects of the release or disposal of hazardous materials at these locations if found. For each property, an environmental assessment is completed prior to acquisition. In addition, the lease agreements typically strictly prohibit the production, handling, or storage of hazardous materials (except where incidental to the tenant's business such as use of cleaning supplies) in violation of applicable law to restrict environmental and other damage. Environmental liabilities are recorded when it is determined the liability is probable and the costs can reasonably be estimated. There were no environmental issues noted or liabilities recorded at December 31, 2007 and 2006.

     Reclassification

       Certain items related to discontinued operations in the prior year's financial statements have been reclassified to conform to 2007 presentation. These reclassifications had no effect on Partners' capital, net income or cash flows.

     Recently Issued Accounting Pronouncements

       Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Partnership's financial statements.


    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(3)  RELATED PARTY TRANSACTIONS -

     The Partnership owns a 44% interest in a Champps Americana restaurant in Utica, Michigan. The remaining interests in this property are owned by AEI Net Lease Income & Growth Fund XIX Limited Partnership, an affiliate of the Partnership, and unrelated third parties. The Partnership owns a 50% interest in a Biaggi's restaurant and a 50% interest in a Tractor Supply Company store. The remaining interests in these properties are owned by AEI Net Lease Income & Growth Fund XIX Limited Partnership. At December 31, 2007, the Partnership owned a 50% interest in a Champps Americana restaurant in West Chester, Ohio. The remaining interest in this property was owned by AEI Income & Growth Fund XXII Limited Partnership, an affiliate of the Partnership. The Partnership owns a 50% interest in a Jared Jewelry store. The remaining interest in this property is owned by AEI Income & Growth Fund XXI Limited Partnership, an affiliate of the Partnership. The Partnership owns a 45% interest in an Applebee's restaurant in Sandusky, Ohio. The remaining interest in this property is owned by AEI Income & Growth Fund 24 LLC, an affiliate of the Partnership.

     AEI   and  AFM  received  the  following  compensation   and
     reimbursements for costs and expenses from the Partnership:

                                    Total Incurred by the Partnership
                                     for the Years Ended December 31

                                                      2007          2006
a.AEI and AFM are reimbursed for all costs
  incurred in connection with managing the
  Partnership's operations, maintaining the
  Partnership's books and communicating
  the  results  of operations to the Limited
  Partners.                                         $ 219,885     $ 229,040
                                                     ========      ========
b.AEI and AFM are reimbursed for all direct
  expenses they have paid on the Partnership's
  behalf to third parties relating to Partnership
  administration and property management. These
  expenses included printing costs, legal and
  filing fees, direct administrative costs,
  outside audit costs, taxes, insurance and
  other property costs.                             $  36,704     $  33,940
                                                     ========      ========

c.AEI is reimbursed for all costs and direct
  expenses incurred by it in acquiring
  properties on behalf of the Partnership.          $       0     $  16,824
                                                     ========      ========
d.AEI is reimbursed  for all costs incurred
  in connection with the sale of property.          $       0     $  22,890
                                                     ========      ========

     The payable to AEI Fund Management, Inc. represents the balance due for the services described in 3a, b, c and d.
     This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(4)  INVESTMENTS IN REAL ESTATE -

     The Partnership leases its properties to various tenants under triple net leases, classified as operating leases. Under a triple net lease, the tenant is responsible for all real estate taxes, insurance, maintenance, repairs and operating expenses for the property. At the time the properties were acquired, the remaining primary lease terms varied from 13 to 20 years, except for the Tractor Supply Company store, which had a remaining primary term of 7.4 years. The Lease for the Red Robin restaurant in continuing operations was extended to expire on December 31, 2017. The Lease for the Red Robin restaurant in discontinued operations expires on November 30, 2008. Most of the leases provide the tenant with two to four five-year renewal options subject to the same terms and conditions as the primary term. The leases contain rent clauses which entitle the Partnership to receive additional rent in future years based on stated rent increases.

     The Partnership's properties are commercial, single-tenant buildings. The HomeTown Buffet restaurant was constructed and acquired in 1993. The Red Robin restaurants, which were constructed in 1984 and 1987, were acquired in 1994. The
     Champps Americana restaurant in Lyndhurst, Ohio was constructed and acquired in 1996. The Champps Americana restaurant in Schaumburg, Illinois was constructed and acquired in 1997. The land for the Champps Americana restaurant in Columbus, Ohio was acquired in 1998 and construction of the restaurant was completed in 1999. The land for the Champps Americana restaurant in Utica, Michigan was acquired in 2001 and construction of the restaurant was completed in 2002. The KinderCare daycare center was constructed in 1999 and acquired in 2002. The land for the Champps Americana restaurant in West Chester, Ohio was acquired in 2002 and construction of the restaurant was completed in 2004. The Biaggi's restaurant was constructed in 2001 and acquired in 2003. The Johnny Carino's restaurant was constructed and acquired in 2003. The Jared Jewelry store was constructed in 2001 and acquired in 2004. The Applebee's restaurant in Sandusky, Ohio was constructed in 1995 and acquired in 2004. The Tractor Supply Company store was constructed in 1998 and acquired in 2006. The remaining properties were constructed and acquired in 1994. There have been no costs capitalized as improvements subsequent to the acquisitions.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(4)  INVESTMENTS IN REAL ESTATE - (Continued)

     The  cost  of  the properties not held for sale and  related
     accumulated  depreciation  at  December  31,  2007  are   as
     follows:

                                    Buildings and             Accumulated
Property                      Land    Equipment     Total     Depreciation

HomeTown Buffet,
 Albuquerque, NM         $  241,960  $  289,371  $   531,331  $  137,453
Red Robin,
 Colorado Springs, CO       905,980   1,323,210    2,229,190     611,985
Arby's/Mrs. Winner's,
 Smyrna, GA                   5,775       8,091       13,866       3,738
Applebee's, Middletown, OH   20,844      48,262       69,106      23,888
Applebee's, McAllen, TX     463,553     856,551    1,320,104     411,772
Champps Americana,
 Lyndhurst, OH                1,024       2,477        3,501         984
Champps Americana,
 Schaumburg, IL               3,026       4,095        7,121       1,443
Champps Americana,
 Columbus, OH                 2,924       6,406        9,330       1,931
Champps Americana,
 Utica, MI                  543,318     967,816    1,511,134     198,023
KinderCare,
 Mayfield Heights, OH       289,266   1,117,792    1,407,058     206,482
Biaggi's, Ft. Wayne, IN     503,204     876,142    1,379,346     131,422
Johnny Carino's,
 Alexandria, LA             549,668   1,595,080    2,144,748     245,887
Jared Jewelry, Hanover, MD  861,052   1,128,053    1,989,105     145,708
Applebee's, Sandusky, OH    412,396     864,547    1,276,943     105,666
Tractor Supply,
 Mesquite, TX               326,967     904,657    1,231,624      54,028
                          ----------  ----------  -----------  ----------
                         $5,130,957  $9,992,550  $15,123,507  $2,280,410
                          ==========  ==========  ===========  ==========

     On March 10, 2006, the Partnership purchased a 50% interest in a Tractor Supply Company store in Mesquite, Texas for $1,231,624. The property is leased to Tractor Supply Company under a Lease Agreement with a remaining primary term of 7.4 years and initial annual rent of $87,258.

     The  Partnership  owns  a 40.1354% interest  in  a  HomeTown
     Buffet restaurant, a 1.1177% interest in an Arby's/Mrs. Winner's restaurant, a 5.925% interest in an Applebee's restaurant in Middletown, Ohio, a .12905% interest in a Champps Americana restaurant in Lyndhurst, Ohio, a .1572% interest in a Champps Americana restaurant in Schaumburg, Illinois and a .2706% interest in a Champps Americana restaurant in Columbus, Ohio. The remaining interests in these properties are owned by unrelated third parties, who own the property with the Partnership as tenants-in-common.


    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(4)  INVESTMENTS IN REAL ESTATE - (Continued)

     For properties owned as of December 31, 2007, the minimum future rent payments required by the leases are as follows:

                       2008           $ 1,995,237
                       2009             1,875,070
                       2010             1,893,617
                       2011             1,910,003
                       2012             1,940,070
                       Thereafter      11,950,658
                                       -----------
                                      $21,564,655
                                       ===========

     There were no contingent rents recognized in 2007 and 2006.

(5)  MAJOR TENANTS -

     The following schedule presents rent revenue from individual
     tenants,   or  affiliated  groups  of  tenants,   who   each
     contributed more than ten percent of the Partnership's total rent revenue for the years ended December 31:

         Tenants                Industry           2007       2006

     Red Robin West, Inc.      Restaurant      $  509,023  $  475,152
     Champps Operating
      Corporation              Restaurant         350,958     340,116
     Concord Neighborhood
      Corporation              Restaurant         224,994     226,595
     Kona Restaurant
      Group, Inc.              Restaurant         205,072     203,041
                                                ----------  ----------
      Aggregate rent revenue of major tenants  $1,290,047  $1,244,904
                                                ==========  ==========
     Aggregate rent revenue of major tenants as
       a  percentage  of  total  rent  revenue         64%         64%
                                                ==========  ==========

(6) DISCONTINUED OPERATIONS -

     During the first nine months of 2006, the Partnership sold its remaining 15.5376% interest in the Eckerd drug store in Cicero, New York, in two separate transactions, to unrelated third parties. The Partnership received total net sale proceeds of $578,025, which resulted in a net gain of $109,143. The cost and related accumulated depreciation of the interests sold was $492,910 and $24,028, respectively.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(6)  DISCONTINUED OPERATIONS - (Continued)

     Subsequent to December 31, 2007, the Partnership sold its 50% interest in the Champps Americana restaurant in West Chester, Ohio to an unrelated third party. The Partnership received net sale proceeds of approximately $2,045,000, which resulted in a net gain of approximately $620,100. At the time of sale, the cost and related accumulated depreciation was $1,569,884 and $144,966, respectively. At December 31, 2007, the property was classified as Real Estate Held for Sale with a book value of $1,424,918.

     The   Partnership  is  attempting  to  sell  its  Red  Robin
     restaurant  on Citadel Drive in Colorado Springs,  Colorado.
     At  December 31, 2007, the property was classified  as  Real
     Estate Held for Sale with a book value of $1,277,088.

     During 2007 and 2006, the Partnership distributed net sale proceeds of $57,576 and $229,293 to the Limited and General Partners as part of their quarterly distributions, which represented a return of capital of $2.57 and $10.25 per Limited Partnership Unit, respectively. The Partnership anticipates the remaining net sale proceeds will either be reinvested in additional property or distributed to the Partners in the future.

     The financial results for these properties are reflected  as
     Discontinued   Operations  in  the  accompanying   financial
     statements. The following are the results of discontinued operations for the years ended December 31:

                                                2007        2006

     Rental Income                        $  324,035   $  330,078
     Property Management Expenses               (757)      (4,469)
     Depreciation                            (71,099)     (71,099)
     Gain on Disposal of Real Estate               0      109,143
                                           ----------   ----------
      Income from Discontinued Operations $  252,179   $  363,653
                                           ==========   ==========

(7)  PARTNERS' CAPITAL -

     Cash distributions of $17,545 and $19,262 were made to the General Partners and $1,736,992 and $1,906,991 were made to the Limited Partners for the years ended December 31, 2007 and 2006, respectively. The Limited Partners' distributions represent $78.73 and $86.18 per Limited Partnership Unit outstanding using 22,062 and 22,128 weighted average Units in 2007 and 2006, respectively. The distributions represent $61.95 and $62.40 per Unit of Net Income and $16.78 and
     $23.78 per Unit of return of capital in 2007 and 2006, respectively.

     As part of the Limited Partner distributions discussed above, the Partnership distributed net sale proceeds of $57,000 and $227,000 in 2007 and 2006, respectively.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(7)  PARTNERS' CAPITAL - (Continued)

     The Partnership may acquire Units from Limited Partners who have tendered their Units to the Partnership. Such Units may be acquired at a discount. The Partnership will not be obligated to purchase in any year any number of Units that, when aggregated with all other transfers of Units that have occurred since the beginning of the same calendar year (excluding Permitted Transfers as defined in the Partnership Agreement), would exceed 5% of the total number of Units outstanding on January #1 of such year. In no event shall the Partnership be obligated to purchase Units if, in the sole discretion of the Managing General Partner, such purchase would impair the capital or operation of the Partnership.

     During 2007, two Limited Partners redeemed a total of 22.7 Partnership Units for $11,562 in accordance with the
     Partnership Agreement. During 2006, two Limited Partners redeemed a total of 80 Partnership Units for $44,230. The Partnership acquired these Units using Net Cash Flow from operations. The redemptions increase the remaining Limited Partners' ownership interest in the Partnership. As a result of these redemption payments and pursuant to the Partnership Agreement, the General Partners received distributions of $117 and $447 in 2007 and 2006, respectively.

     After  the  effect  of  redemptions,  the  Adjusted  Capital
     Contribution, as defined in the Partnership Agreement, is $1,088.68 per original $1,000 invested.

(8)  INCOME TAXES -

     The   following  is  a  reconciliation  of  net  income  for
     financial reporting purposes to income reported for federal income tax purposes for the years ended December 31:

                                                        2007       2006

     Net Income for Financial Reporting Purposes    $1,392,157  $1,439,382

     Depreciation for Tax Purposes Under
       Depreciation for Financial Reporting Purposes    72,151      59,183

     Income Accrued for Tax Purposes Over (Under)
       Income for Financial Reporting Purposes           1,114     (16,378)

     Gain on Sale of Real Estate for Tax Purposes
       Over Gain for Financial Reporting Purposes            0       1,427
                                                     ----------  ----------
           Taxable Income to Partners               $1,465,422  $1,483,614
                                                     ==========  ==========


    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2007 AND 2006

(8)  INCOME TAXES - (Continued)

     The  following is a reconciliation of Partners' capital  for financial  reporting purposes to Partners' capital  reported
     for   federal  income  tax  purposes  for  the  years  ended
     December 31:
                                                           2007       2006

     Partners' Capital for Financial Reporting
      Purposes                                        $16,154,692  $16,528,751

     Adjusted Tax Basis of Investments in Real Estate
      Over Net Investments in Real Estate
      for Financial Reporting Purposes                    500,239      428,088

     Income Accrued for Tax Purposes Over
      Income for Financial Reporting Purposes              12,249       11,135

     Syndication Costs Treated as Reduction
       of Capital for Financial Reporting Purposes      3,271,273    3,271,273
                                                       -----------  -----------
     Partners' Capital for Tax Reporting Purposes     $19,938,453  $20,239,247
                                                       ===========  ===========

(9)  FAIR VALUE OF FINANCIAL INSTRUMENTS -

     The estimated fair values of the financial instruments, none of which are held for trading purposes, are as follows at December 31:

                                    2007                    2006
                           Carrying      Fair       Carrying      Fair
                            Amount      Value        Amount       Value

     Money Market Funds  $1,102,753   $1,102,753   $1,083,159   $1,083,159
                          ----------   ----------   ----------   ----------
      Total Cash and
       Cash Equivalents  $1,102,753   $1,102,753   $1,083,159   $1,083,159
                          ==========   ==========   ==========   ==========

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                          BALANCE SHEET
            SEPTEMBER 30, 2008 AND DECEMBER 31, 2007


                             ASSETS

                                                     2008          2007

CURRENT ASSETS:
  Cash and Cash Equivalents                      $ 2,874,062   $ 1,102,753

INVESTMENTS IN REAL ESTATE:
  Land                                             5,110,113     5,130,957
  Buildings and Equipment                          9,944,288     9,992,550
  Accumulated Depreciation                        (2,509,303)   (2,280,410)
                                                  -----------   -----------
                                                  12,545,098    12,843,097
  Real Estate Held for Sale                        1,277,088     2,702,006
                                                  -----------   -----------
      Net Investments in Real Estate              13,822,186    15,545,103
                                                  -----------   -----------
           Total  Assets                         $16,696,248   $16,647,856
                                                  ===========   ===========

                         LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Payable to AEI Fund Management, Inc.           $    40,022   $    67,148
  Distributions Payable                              404,901       413,767
  Unearned Rent                                       12,249        12,249
                                                  -----------   -----------
      Total Current Liabilities                      457,172       493,164
                                                  -----------   -----------
PARTNERS' CAPITAL:
  General Partners                                    13,172        12,328
  Limited Partners, $1,000 per Unit;
   24,000 Units authorized and issued;
   22,045 Units outstanding                       16,225,904    16,142,364
                                                  -----------   -----------
      Total Partners' Capital                     16,239,076    16,154,692
                                                  -----------   -----------
        Total Liabilities and Partners' Capital  $16,696,248   $16,647,856
                                                  ===========   ===========

 The accompanying Notes to Financial Statements are an integral part of this statement.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                       STATEMENT OF INCOME
               FOR THE PERIODS ENDED SEPTEMBER 30


                                Three Months Ended      Nine Months Ended
                               9/30/08      9/30/07     9/30/08     9/30/07

RENTAL  INCOME                $  409,437  $  421,898  $1,222,720  $1,256,170

EXPENSES:
   Partnership Administration  -
    Affiliates                    57,202      57,591     172,586     167,898
   Partnership Administration
    and Property Management   -
    Unrelated  Parties            12,331       6,548      39,990      28,219
   Depreciation                   84,262      84,262     252,781     252,786
                               ----------  ----------  ----------  ----------
     Total Expenses              153,795     148,401     465,357     448,903
                               ----------  ----------  ----------  ----------

OPERATING INCOME                 255,642     273,497     757,363     807,267

OTHER INCOME:
   Interest Income                13,574      11,427      38,650      34,841
                               ----------  ----------  ----------  ----------
INCOME FROM CONTINUING
     OPERATIONS                  269,216     284,924     796,013     842,108

Income from Discontinued
  Operations                      38,653      64,997     829,788     194,971
                               ----------  ----------  ----------  ----------
NET  INCOME                   $  307,869  $  349,921  $1,625,801  $1,037,079
                               ==========  ==========  ==========  ==========
NET INCOME ALLOCATED:
   General Partners           $    3,079  $    3,499  $   16,258  $   10,371
   Limited Partners              304,790     346,422   1,609,543   1,026,708
                               ----------  ----------  ----------  ----------
                              $  307,869  $  349,921  $1,625,801  $1,037,079
                               ==========  ==========  ==========  ==========
INCOME PER LIMITED PARTNERSHIP UNIT:
   Continuing Operations      $    12.09  $    12.77  $    35.75  $    37.77
   Discontinued Operations          1.74        2.93       37.26        8.75
                               ----------  ----------  ----------  ----------
         Total                $    13.83  $    15.70  $    73.01  $    46.52
                               ==========  ==========  ==========  ==========
Weighted Average Units
 Outstanding                      22,045      22,068      22,045      22,068
                               ==========  ==========  ==========  ==========


 The accompanying Notes to Financial Statements are an integral part of this statement.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                     STATEMENT OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30


                                                     2008         2007

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                     $ 1,625,801  $ 1,037,079

   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
        Depreciation                                  253,395      307,215
     Gain on Sale of Real Estate                     (682,938)           0
     Decrease in Payable to
        AEI Fund Management, Inc.                     (27,126)     (42,452)
     Increase in Unearned Rent                              0       43,511
                                                   -----------  -----------
        Total Adjustments                            (456,669)     308,274
                                                   -----------  -----------
        Net Cash Provided By
           Operating Activities                     1,169,132    1,345,353
                                                   -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from Sale of Real Estate                2,152,460            0
                                                   -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase (Decrease) in Distributions Payable       (8,866)         191
    Distributions to Partners                      (1,541,417)  (1,330,294)
                                                   -----------  -----------
        Net Cash Used For
          Financing  Activities                    (1,550,283)  (1,330,103)
                                                   -----------  -----------
NET INCREASE IN CASH
   AND CASH EQUIVALENTS                             1,771,309       15,250

CASH  AND  CASH EQUIVALENTS, beginning of period    1,102,753    1,083,159
                                                   -----------  -----------
CASH AND CASH EQUIVALENTS, end of period          $ 2,874,062  $ 1,098,409
                                                   ===========  ===========

 The accompanying Notes to Financial Statements are an integral part of this statement.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
            STATEMENT OF CHANGES IN PARTNERS' CAPITAL
             FOR THE NINE MONTHS ENDED SEPTEMBER 30


                                                                   Limited
                                                                 Partnership
                             General     Limited                    Units
                             Partners    Partners      Total     Outstanding


BALANCE, December 31, 2006  $ 16,068   $16,512,683  $16,528,751   22,067.74

   Distributions             (13,303)   (1,316,991)  (1,330,294)

  Net Income                  10,371     1,026,708    1,037,079
                             --------   -----------  -----------  ----------
BALANCE, September 30, 2007 $ 13,136   $16,222,400  $16,235,536   22,067.74
                             ========   ===========  ===========  ==========


BALANCE, December 31, 2007  $ 12,328   $16,142,364  $16,154,692   22,045.04

   Distributions             (15,414)   (1,526,003)  (1,541,417)

  Net Income                  16,258     1,609,543    1,625,801
                             --------   -----------  -----------  ----------
BALANCE, September 30, 2008 $ 13,172   $16,225,904  $16,239,076   22,045.04
                             ========   ===========  ===========  ==========

 The accompanying Notes to Financial Statements are an integral part of this statement.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                       SEPTEMBER 30, 2008

(1) The condensed statements included herein have been prepared by the registrant, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of operations for the interim period, on a basis consistent with the annual audited statements. The adjustments made to these condensed statements consist only of normal recurring adjustments. Certain information, accounting policies, and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the summary of significant accounting policies and notes thereto included in the registrant's latest annual report on Form 10-KSB.

(2)  ORGANIZATION -

     AEI Net Lease Income & Growth Fund XX Limited Partnership ("Partnership") was formed to acquire and lease commercial properties to operating tenants. The Partnership's operations are managed by AEI Fund Management XX, Inc. ("AFM"), the Managing General Partner. Robert P. Johnson, the President and sole director of AFM, serves as the Individual General Partner. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson is the majority shareholder. AEI Fund Management, Inc. ("AEI"), an affiliate of AFM, performs the administrative and operating functions for the Partnership.

     The terms of the Partnership offering called for a subscription price of $1,000 per Limited Partnership Unit, payable on acceptance of the offer. The Partnership commenced operations on June 30, 1993 when minimum subscriptions of 1,500 Limited Partnership Units ($1,500,000) were accepted. On January 19, 1995, the offering terminated when the maximum subscription limit of 24,000 Limited Partnership Units was reached. Under the terms of the Limited Partnership Agreement, the Limited Partners and General Partners contributed funds of $24,000,000 and $1,000, respectively.

     During operations, any Net Cash Flow, as defined, which the General Partners determine to distribute will be distributed 90% to the Limited Partners and 10% to the General Partners; provided, however, that such distributions to the General Partners will be subordinated to the Limited Partners first receiving an annual, noncumulative distribution of Net Cash Flow equal to 10% of their Adjusted Capital Contribution, as defined, and, provided further, that in no event will the General Partners receive less than 1% of such Net Cash Flow per annum. Distributions to Limited Partners will be made pro rata by Units.


    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                           (Continued)

(2)  ORGANIZATION - (Continued)

     Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the General Partners determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 12% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Partners and 10% to the General Partners. Distributions to the Limited Partners will be made pro rata by Units.

     For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated first in the same ratio in which, and to the extent, Net Cash Flow is distributed to the Partners for such year. Any additional profits will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed. Net losses from operations will be allocated 99% to the Limited Partners and 1% to the General Partners.

     For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Partnership Agreement as follows: (i) first, to those partners with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Partners and 1% to the General Partners until the aggregate balance in the Limited Partners' capital accounts equals the sum of the Limited Partners' Adjusted Capital Contributions plus an amount equal to 12% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Partners and 10% to the General Partners. Losses will be allocated 98% to the Limited Partners and 2% to the General Partners.

     The General Partners are not required to currently fund a deficit capital balance. Upon liquidation of the Partnership or withdrawal by a General Partner, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1% of total Limited Partners' and General Partners' capital contributions.

(3)  RECLASSIFICATION -

     Certain items related to discontinued operations in the prior period's financial statements have been reclassified to conform to 2008 presentation. These reclassifications had no effect on Partners' capital, net income or cash flows.

(4)  PAYABLE TO AEI FUND MANAGEMENT, INC. -

     AEI Fund Management, Inc. performs the administrative and operating functions for the Partnership. The payable to AEI Fund Management represents the balance due for those services. This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS
                           (Continued)

 (5) DISCONTINUED OPERATIONS -

     On February 27, 2008, the Partnership sold its 50% interest in the Champps Americana restaurant in West Chester, Ohio to an unrelated third party. The Partnership received net sale proceeds of $2,057,022, which resulted in a net gain of $632,104. At the time of sale, the cost and related accumulated depreciation was $1,569,884 and $144,966, respectively. At December 31, 2007, the property was classified as Real Estate Held for Sale with a book value of $1,424,918.

     On June 30, 2008, the Partnership sold its 5.9250% interest in the Applebee's restaurant in Middletown, Ohio to an unrelated third party. The Partnership received net sale proceeds of $95,438, which resulted in a net gain of $50,834. The cost and related accumulated depreciation of the interest sold was $69,106 and $24,502, respectively.

     The Partnership is attempting to sell its Red Robin restaurant on Citadel Drive in Colorado Springs, Colorado. At September 30, 2008 and December 31, 2007, the property was classified as Real Estate Held for Sale with a book value of $1,277,088.

     During  the  first  nine  months  of  2008  and  2007,   the
     Partnership distributed net sale proceeds of $286,869 and $57,576 to the Limited and General Partners as part of their quarterly distributions, which represented a return of capital of $12.88 and $2.58 per Limited Partnership Unit, respectively. The Partnership anticipates the remaining net sale proceeds will either be reinvested in additional property or distributed to the Partners in the future.

     The financial results for these properties are reflected  as
     Discontinued   Operations  in  the  accompanying   financial
     statements.   The following are the results of  discontinued
     operations for the periods ended September 30:

                                 Three Months Ended      Nine Months Ended
                               9/30/08       9/30/07   9/30/08      9/30/07

 Rental Income                $  39,015    $  83,754   $ 148,493  $ 250,281
 Property Management Expenses      (362)        (614)     (1,029)      (881)
 Depreciation                         0      (18,143)       (614)   (54,429)
 Gain on Disposal of Real Estate      0            0     682,938          0
                               ---------    ---------   ---------  ---------
 Income  from  Discontinued
  Operations                  $  38,653    $  64,997   $ 829,788  $ 194,971
                               =========    =========   =========  =========

(6)  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS -

     In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141(R) ("SFAS 141(R)"), Business Combinations. SFAS 141(R) requires, among other things, the expensing of acquisition-related transaction costs. Management anticipates that SFAS 141(R) will be effective for property acquisitions completed on or after January 1, 2009. Management is evaluating the effect that the adoption of SFAS 141(R) will have on the Partnership's results of operations, financial position, and the related disclosures.




    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
                   CONSENT OF LIMITED PARTNERS
             THIS CONSENT IS SOLICITED BY THE BOARD
          OF DIRECTORS OF AEI FUND MANAGEMENT XX, INC.,
                  THE MANAGING GENERAL PARTNER

      The undersigned, a Limited Partner of AEI Net Lease Income & Growth Fund XX Limited Partnership ("Fund XX"), hereby consents (unless otherwise directed below) to the proposals identified below as indicated below. PLEASE DO NOT VOTE FOR BOTH PROPOSALS-THEY ARE MUTUALLY EXCLUSIVE.

       Proposal #1.  Approval of continuation of Fund XX  for  60 months  by amendment to Sections 7.7 and 11.3 of the Limited
     Partnership Agreement (the General Partners recommend a vote
     FOR this proposal).

         FOR   [ ]        AGAINST   [ ]         ABSTAIN   [ ]


        Proposal  #2.    Approval  to  begin  selling  Fund  XX's
     properties  and  to liquidate Fund XX (THE GENERAL  PARTNERS
     RECOMMEND A VOTE AGAINST THIS PROPOSAL).

         FOR   [ ]        AGAINST   [ ]         ABSTAIN   [ ]


      Please date and sign this Consent below and return it in the enclosed, postage paid envelope. To be counted, this Consent must be received not later than the close of business on January 8, 2009.

      The  limited partnership units held by the signing  Limited
Partner  will  be voted as directed.  They will  be  voted  "FOR"
Proposal #1 and against Proposal #2 if no box is checked.

      Please sign exactly as your name appears below. When Units are held by joint tenants, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CONSENT.

Dated:


__________________________               ______________________________
     Signature                              (if held jointly)